                                  EXHIBIT 24.2





                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cosmetic Group U.S.A., Inc. Amended and Restated 1990 Stock Incentive Plan and Non-Plan Stock Option Agreements of our report dated February 28, 1997, with respect to the consolidated financial statements of Cosmetic Group U.S.A., Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.




                                         Ernst & Young LLP




Los Angeles, California
April 4, 1997